UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549




                              ____________



                               FORM 8-K


                              ____________




                             CURRENT REPORT

  PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report: July 17, 2003  (Date of earliest event reported)





                         WEBEX COMMUNICATIONS, INC.
         (Exact name of registrant as specified in its charter)





     Delaware                    0-30849               77-0548319
(State or other jurisdiction   (Commission           (IRS Employer
  of incorporation)             File Number)          Identification No.)

                           307 West Tasman Drive
                         San Jose, California 95134
                  (Address of principal executive offices)

                        Telephone: (408) 435-7000
          (Registrant's telephone number, including area code)











Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

Exhibit
Number      Description
---------   ----------------
99.1        	Press Release dated July 17, 2003 announcing financial results for the second quarter ended June 30, 2003.





Item 9.  Regulation FD Disclosure

The information in this section is being furnished solely under new Item 12 of Form 8-K, "Disclosure of Results of Operations and Financial Condition", pursuant to interim procedures promulgated by the Securities and Exchange Commission in Release No. 33-8216 issued March 27, 2003.

On July 17, 2003, WebEx issued a press release announcing its financial results for its second fiscal quarter ended June 30, 2003. A copy of the press release is filed as Exhibit 99.1 to this Report.

































                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 17, 2003                          WEBEX COMMUNICATIONS, INC.

                                               By:  /s/  Subrah S. Iyar
                                               ------------------------
                                               Name:   Subrah S. Iyar
                                               Title: Chief Executive Officer












































                              EXHIBIT INDEX
Exhibit
Number      Description
---------   ----------------
99.1        	Press Release dated July 17, 2003.





                                                                 Exhibit 99.1

               WebEx Announces Second Quarter 2003 Results


SAN JOSE, Calif., July 17, 2003 - WebEx Communications, Inc. (Nasdaq: WEBX), the Web communications services leader, today announced results for its second quarter ended June 30, 2003.

For Q2 2003, revenues were $44.9 million, a 35% increase from the second quarter of 2002 and a 7% increase over the previous quarter. Net income calculated in accordance with generally accepted accounting principles, or GAAP, was $7.9 million or $0.19 per diluted share in the second quarter of 2003 as compared to $3.3 million or $0.08 per diluted share for second quarter of 2002. Net income for the quarter, excluding equity-based compensation expense and assuming a 40% tax rate, was $0.14 per diluted share compared to $0.06 per diluted share in the second quarter of 2002.

Cash and short-term investments increased to $95.7 million, up $12.9 million from the first quarter of 2003. Net accounts receivable at June 30, 2003 were $19.4 million, up from $19.1 million at March 31, 2003. Sales reserves increased to $4.9 million from $3.7 million in the first quarter of 2003. Allowance for Doubtful Accounts decreased to $3.1 million, down from $3.6 million in the first quarter of 2003. The sales reserves and allowance for doubtful accounts are adjusted each quarter based on WebEx's historical experience over several quarters with collections, write-offs and recoveries.

"We had a solid second quarter," said Subrah Iyar, Chairman and CEO of WebEx Communications. "Our revenues and earnings grew due to the strength of our usage-based services and continued focus on operational excellence, which enabled us to grow with increased profitability."

In Q2 2003, WebEx continued its growth of new customers across wide segments of the economy including: Irwin Union Bank, The MacGregor Group, Varsity Contractors, Loomis Sayles, Pacific Law Partners and Slim-Fast Foods.

Guidance
------------
The following contains forward-looking guidance regarding WebEx's financial outlook. The following statements are based on current expectations. WebEx anticipates revenues in the range of $47.5 to $48.5 million in the third quarter of 2003, and in the range of $180 to $190 million for the fiscal year ending December 31, 2003.

WebEx is providing guidance for earnings per share calculated in accordance with GAAP and not calculated in accordance with GAAP, or non-GAAP. Earnings per share calculated in accordance with GAAP are anticipated to be in the range of $0.18 to $0.21 for the third quarter. Earnings per share calculated in accordance with GAAP for fiscal year 2003 are anticipated to be in the range of $0.70 to $0.75. The non-GAAP calculations exclude equity-based compensation expense and assume a 40% tax rate, compared to the Company's current actual tax rate of 13%. Non-GAAP earnings per share are anticipated to be in the range of $0.13 to $0.15 for the third quarter. Non-GAAP earnings per share for fiscal year 2003 are anticipated to be in the range of $0.50 to $0.55, an increase from previous guidance of $0.45 to $0.50.

In the fourth quarter, WebEx anticipates that it will reduce its valuation allowance and recognize much of its remaining net operating loss carry forwards as a tax asset. This should result in a one-time tax benefit in the fourth quarter of roughly $15 to $20 million. Our earnings per share guidance excludes this one time benefit in the fourth quarter.


WebEx also announced that Mr. Mark Leslie has resigned as a member of the company's Board of Directors because of his other professional commitments.

Non-GAAP Financial Measures
---------------------------
This press release includes financial measures for earnings per share and net income that have not been calculated in accordance with generally accepted accounting principles (GAAP). These differ from GAAP in that they exclude equity based compensation expense and assume a 40% tax rate, which is higher than our actual effective tax rate of 13%. WebEx believes that providing these non-GAAP financial measurements is useful to its investors because they provide a consistent basis for comparison of WebEx's financial condition and results of operations between quarters, which comparison is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate. Since WebEx has historically reported non-GAAP results to the investment community, WebEx also believes the inclusion of non-GAAP measurements provide consistency in the company's financial reporting. The presentation of this additional information is not meant to be considered in isolation or as a substitute for earnings per share or net income calculated in accordance with GAAP. A reconciliation of these GAAP and non-GAAP financial measures is included in the attached tables.

Conference Call
---------------
Management will host the quarterly conference call to discuss the results today July 17, 2003 beginning at 5:00 p.m. EDT. Interested parties may listen to the conference call via live broadcast over the Internet at www.webex.com/Q2_2003Earnings or by calling 212-896-6169.

About WebEx Communications Inc.
WebEx Communications, Inc. is the world's leading provider of Web communications services. WebEx is used across the enterprise in sales, support, training, marketing, engineering and product design. WebEx meetings simulate the spontaneity and interactivity of face-to-face meetings by allowing users to share presentations, applications, documents and desktop, with full-motion video and integrated telephony. WebEx provides carrier-class services using its MediaTone communications platform deployed over the WebEx MediaTone Network, a high-speed global network specifically designed for real-time Web communications. With its unique information-switching technology, multimedia capabilities and standards-based APIs, MediaTone is the dial tone for Web communications. WebEx Communications is based in San Jose, California and has regional headquarters in Europe and Asia. Please call toll free (877) 509-3239 or visit http://www.webex.com for more information.



                                  ###

This press release contains forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by use of the terms anticipates, believes, continue, could, estimates, expects, intends, may, plans, potential, predicts, should or will, or the negative of those terms or similar expressions. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those described in such statements as a result of these risks and uncertainties. In particular, these forward looking statements include, but are not limited to, statements regarding guidance for the third quarter and fiscal year 2003 on anticipated revenues and earnings per share and Company's ability to reduce its valuation allowance and recognize some or all of its remaining net operating loss carry forwards and the amount, if any, of the resulting tax benefit. Factors which could contribute to risks and uncertainties include, but are not limited to the failure of WebEx to meet financial expectations, decrease in demand for WebEx services, the failure of WebEx to meet projections in domestic and international direct sales activity, channel sales, customer retention and expense control, failures and interruptions in the software and systems underlying WebEx's services, the effects of competitive offerings, and the impact of general economic conditions. A fuller discussion of the risks and uncertainties that could affect WebEx Communications, Inc. are more fully set forth in WebEx Communications, Inc.'s filings with the Securities and Exchange Commission, including WebEx's Form 10-K, filed with the SEC on March 27, 2003 and Form 10-Q filed on May 15, 2003. WebEx Communications, Inc. assumes no obligation to update forward-looking information contained in this press release.



                  WebEx Communications, Inc.
      Unaudited Condensed Consolidated Balance Sheets
                          (In 000's)

                                                      June 30,   December 31,
                                                        2003         2002
                                                    -----------  -----------
                            ASSETS

Current assets:
   Cash and cash equivalents and
    short-term investments                            $95,712       $68,952
   Accounts receivable, net                            19,402        19,465
   Prepaid expenses and other                           2,980         2,694
                                                    -----------  -----------
Total current assets                                  118,094        91,111

Property & equipment, net                              19,246        21,563
Other assets                                            2,249         1,650
                                                    -----------  -----------
Total assets                                         $139,589      $114,324
                                                    ===========  ===========

            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                    $9,683        $7,879
   Accrued expenses                                    12,820         9,102
   Current portion of capital lease obligation              -           489
   Deferred revenue                                     9,916         8,734
                                                    -----------  -----------
Total current liabilities                              32,419        26,204

Stockholders' equity:
   Common stock                                            41            41
   Additional paid-in capital                         201,132       197,115
   Accumulated deficit                                (94,575)     (108,725)
   Deferred equity-based compensation                    (331)       (1,092)
   Accumulated other comprehensive income                 903           781
                                                    -----------  -----------
Total stockholders' equity                            107,170        88,120
                                                    -----------  -----------
Total liabilities and stockholders' equity           $139,589      $114,324
                                                    ===========  ===========



                      WebEx Communications, Inc.
        Unaudited Condensed Consolidated Statement of Operations
                 (In 000's - except per share amounts)


                                             QTD                   YTD
                                           June 30,             June 30,
                                         2003      2002      2003      2002
                                       --------  --------  --------  --------

Total net revenues                      $44,909   $33,242   $86,717   $62,811

Total cost of revenues                    7,451     5,926    14,857    11,940
                                       --------  --------  --------  --------
Gross profit                             37,458    27,316    71,860    50,871

Operating expenses:
   Research and development               6,098     5,625    12,156    10,849
   Sales and marketing                   19,051    14,224    37,447    27,460
   General and administrative             2,988     3,497     5,790     6,803
                                       --------  --------  --------  --------
Total operating expenses
   before equity-based compensation      28,137    23,346    55,393    45,112
                                       --------  --------  --------  --------
Operating income
   before equity-based compensation       9,321     3,970    16,467     5,759

Equity-based compensation                   577       612       896     1,234
                                       --------  --------  --------  --------
Operating income
   including equity-based compensation    8,744     3,358    15,571     4,525

Other income, net                           298        19       694        17
                                       --------  --------  --------  --------
Net income before income tax             $9,042    $3,377   $16,265    $4,542

Provision for income tax                 (1,175)     (101)   (2,115)     (136)
                                       --------  --------  --------  --------
Net income                               $7,867    $3,276   $14,150    $4,406
                                       ========  ========  ========  ========
Net income per share
   Basic                                 $ 0.19    $ 0.08   $  0.35    $ 0.11
   Diluted                                 0.19      0.08      0.33      0.10

Shares used in per share calculations
   Basic                                 41,208    39,511    41,004    39,244
   Diluted                               42,415    42,389    42,331    42,520





  Reconciliation of net income before income tax as reported and net income excluding equity-based compensation
           (Unaudited)   (in 000's - except per share amounts)

                                                                   QTD
                                                             June 30, 2003
	     -------------
Net income before income tax as reported                          $9,042

Add back equity-based compensation                                   577

Deduct income taxes (note 1)                                      (3,848)
	     -------------
Net income excluding equity-based compensation                    $5,771
                                                             =============

Net income excluding equity-based compensation per share
   Basic                                                          $ 0.14
   Diluted                                                          0.14

Shares used in per share calculations
   Basic                                                          41,208
   Diluted                                                        42,415

WebEx has consistently provided this measurement in press releases reporting earnings per share because this measurement provides a consistent basis for comparison between quarters, which is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate, and which therefore is useful to investors.

Note 1

Income taxes is calculated by applying a 40% effective tax rate to pre-tax income, excluding equity-based compensation. The 40% effective tax rate is based on combined US federal and state statutory tax rates. The company's actual tax rate can differ from the statutory rate because of changes in deferred tax valuation allowance, the effect of income taxed in foreign jurisdictions, tax credits and other items.


















   Reconciliation of net income per share guidance to net income per share guidance assuming a 40% tax rate and
                  excluding equity-based compensation

                             (Unaudited)

                                                                 Range
                                                          Third Quarter 2003
                                                          ------------------
Diluted net income per share                              $  0.18    $  0.21

Add back income tax at 13%                                $  0.03    $  0.03
                                                          -------    -------
Diluted net income per share before income tax
  as reported                                             $  0.21    $  0.24

Add back equity-based compensation                        $  0.01    $  0.01

Deduct income taxes (note 1)                              $ (0.09)   $ (0.10)
                                                          -------    -------
Diluted net income per share excluding
  equity-based compensation                               $  0.13    $  0.15
                                                          ========   ========


                                                                 Range
                                                           Fiscal Year 2003
                                                          ------------------
Diluted net income per share                              $  0.70    $  0.75

Add back income tax at 13%                                $  0.10    $  0.13
                                                          -------    -------
Diluted net income per share before income tax
  as reported                                             $  0.80    $  0.88

Add back equity-based compensation                        $  0.04    $  0.04

Deduct income taxes (note 1)                              $ (0.34)   $ (0.37)
                                                          -------    -------
Diluted net income per share excluding
  equity-based compensation                               $  0.50    $  0.55
                                                          ========   ========

WebEx has consistently provided this measurement in press releases reporting earnings per share because this measurement provides a consistent basis for comparison between quarters, which is not influenced by fluctuations in the company's stock price or changes in the company's effective tax rate, and which therefore is useful to investors.

Note 1
Income taxes is calculated by applying a 40% effective tax rate to pre-tax income, excluding equity-based compensation. The 40% effective tax rate is based on combined US federal and state statutory tax rates. The company's actual tax rate can differ from the statutory rate because of changes in deferred tax valuation allowance, the effect of income taxed in foreign jurisdictions, tax credits and other items.